Exhibit 99.1

Trilogy Metals Provides Update on President Trump's Executive Orders and Actions by Department of Interior Aimed at Advancing the Ambler Access Project in Alaska

VANCOUVER, BC, March 25, 2025 /CNW/ - Trilogy Metals Inc. (TSX: TMQ) (NYSE American: TMQ) ("Trilogy Metals", "Trilogy" or "the Company") is providing an update on the Ambler Access Project (the "Ambler Road") - the proposed 211-mile, industrial-use-only road from the Upper Kobuk Mineral Projects to the Dalton Highway that would enable the advancement of exploration and development at the Ambler Mining District in Northwest Alaska, home to some of the world's richest known copper-dominant polymetallic deposits.

On January 20, 2025, President Trump signed a comprehensive executive order titled "Unleashing Alaska's Extraordinary Resource Potential", instructing agency heads across the federal government to revoke, rescind or revise regulations that are inconsistent with resource development in Alaska, including those issued by former President Joe Biden when he was in office.

It places a moratorium on all activities related to the rejection of a right-of-way permit to build the Ambler Road and directs the reinstatement of the prior Trump Administration's 2020 approval of the right-of-way permit to build the Ambler Road.

The order was broadly welcomed by Alaska's political leaders, including Senators Dan Sullivan and Lisa Murkowski, and Representative Nick Begich.

Department of Interior Secretary Doug Burgum subsequently signed a series of secretarial orders, echoing the executive orders signed by President Trump. Secretary Burgum's Order 3422 on February 3, 2025, also titled "Unleashing Alaska's Extraordinary Resource Potential", directs the submission of an action plan to him that includes "steps to expedite the permitting and leasing of energy and natural resource projects in Alaska (including the rights-of-way and easements for roads that enable this development to occur)."

On March 20, 2025, President Trump signed an executive order titled "Immediate Measures to Increase American Mineral Production", which underscores the importance of securing a stable and predictable domestic supply of critical minerals (including copper and gold) that are essential for the nation's defense, technology, and infrastructure, and to reduce the reliance on foreign imports. The order directs federal agencies to expedite approvals for mineral production projects.

Also on March 20, 2025, Secretary Burgum announced that the Bureau of Land Management will work towards partial revocation of public land withdrawals to convey these lands to the State of Alaska. This action is expected to help advance the Ambler Road.

Secretary Burgum's announcement was commended by Alaska Senators Sullivan and Murkowski, and Representative Begich in a joint statement on March 20, 2025.

Tony Giardini, President and Chief Executive Officer of Trilogy Metals, commented, "Recent actions taken by President Donald Trump and Interior Secretary Doug Burgum signal a positive path forward for the Ambler Road. This transportation corridor is crucial not only for providing access to the minerals that are vital to U.S. national security and prosperity, but also for much-needed economic growth and job creation in Alaska. Trilogy Metals is committed to working with all stakeholders on progressing the road, to unlock the vast natural resource potential of the Ambler Mining District."

Resolution in Support of the Ambler Road has been Passed by Alaskan Tribal Council

On March 11, 2025, the Kobuk Tribal Council, on behalf of the community of Kobuk – one of the communities located close to the proposed Ambler Road, passed a resolution in support of the road. The tribal council acknowledges that the road could provide local jobs and economic benefits to the community while safeguarding a traditional subsistence lifestyle.

"We have been studying this project since it was announced. The conversations about subsistence, the cost of living, and jobs for our youth are important to us as we look to the future of the region as Red Dog winds down and our people need work to remain in our villages," said Henry Horner Sr., President of the Kobuk Tribal Council, in the March 21, 2025 announcement of the resolution by the Alaska Industrial Development and Export Authority ("AIDEA"). The full resolution and announcement are available on AIDEA's website at aidea.org.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects in northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy's vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the effects of the executive order described above, potential actions resulting from the executive orders and statements from the Department of the Interior, Bureau of Land Management, planned activities at the UKMP, perceived merit of the properties and the Ambler Road, support from the Alaskan Tribal Councils, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the outcome of pending litigation, success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2024 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/March2025/25/c2081.html

%CIK: 0001543418

For further information: Company Contacts: Tony Giardini, President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer, Phone: 604-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 25-MAR-25